Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2012 on our audits of the consolidated financial statements of ULURU Inc. as of and for the years ended December 31, 2011 and 2010, in this Pre-Effective Amendment No. 1 to Form S-1 Registration Statement and the related Prospectus.

/s/ Lane Gorman Trubitt, PLLC

Dallas, Texas
July 24, 2012